UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 19, 2006
Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4(c))

Item 2.05                        Costs Associated with Exit or Disposal Activities.

As previously stated in our recent filings to the Securities and Exchange Commission on Forms 10-Q and 10-K, a downturn in demand for some of our tobacco-related products in western Europe and elsewhere has resulted from a decrease in consumption of cigarettes in certain countries as caused by increased consumer taxes and regulations on the cigarette industry as well as new tobacco-related papers manufacturing capacity added by competitors that began operation in Europe in 2003 and 2004.  The reduced demand for our products has caused us to have continuing excess capacity and increased machine downtime.

As a result of evaluations of how to operate our production facilities in France more effectively, on September 19, 2006, we announced plans to invest approximately 18 million euros (or roughly $23 million) to improve the cost and quality competitiveness in our French paper operations at Papeteries de Mauduit as well as initiation of negotiations with the unions and the Work’s Council to consider restructuring our operations at that facility.  Through this restructuring process, our goal is to shut down older and less efficient production capacity and reduce employment levels in the range of 200 people.  Meetings with the unions and the Work’s Council must be completed before the amount of the restructuring expenses, timing and ongoing benefits of the targeted changes can be definitively known.  However, the restructuring expenses associated with these plans are expected to result in significant cash severance payments and non-cash accelerated depreciation of production equipment.  The negotiation process is likely to span several months.  No change is expected in our previous guidance for total company 2006 capital spending in the range of $20 million, as this new capital spending will primarily occur after 2006.

In accordance with applicable disclosure obligations, we will amend our disclosure as we become able to provide estimates of the major costs to be incurred in connection with this anticipated restructuring activity.  Management continues to evaluate measures to optimize the efficiency and cost competitiveness of our world-wide production facilities as tobacco-related papers consumption undergoes volume and geographic changes.

Certain of the statements regarding anticipated capital expenditures, employee reductions, restructuring expenses and the timing of those actions constitute “forward-looking statements.” For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that these forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause the estimated capital spending and employee reductions to differ:  changes in economic or industry conditions; the outcome of the negotiation process with the unions and Work’s Council, government action in respect to approval or modification of the company’s restructuring plans, timing and level of capital expenditures; issues arising from rationalization of operations; and other risks identified in our Securities and Exchange Commission reports and public announcements. We caution you not to put undue reliance on any forward-looking statement and undertake no obligation to update any forward-looking statements to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By:	/s/ PETER J. THOMPSON
Peter J. Thompson
Chief Financial Officer and Treasurer

Dated:  September 19, 2006